UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2018

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☑

Item 8.01 Other Events.

United Insurance Holdings Corp. (UPC Insurance or the Company) renewed its quota share reinsurance agreement (the "quota share agreement") and its aggregate excess of loss reinsurance agreement (the "aggregate excess of loss agreement”) with private reinsurers. These agreements provide coverage for in-force, new and renewal business. The quota share agreement provides coverage only for United Property and Casualty Insurance Company, while the aggregate excess of loss agreement provides coverage for American Coastal Insurance Company, United Property and Casualty Insurance Company, Interboro Insurance Company, and Family Security Insurance Company. These new reinsurance programs are designed to work in conjunction with UPC Insurance's catastrophe excess of loss reinsurance program to provide the Company broad risk transfer protection and to lessen financial volatility.

Effective December 31, 2017, UPC Insurance, through its wholly owned insurance subsidiary United Property and Casualty Insurance Company, replaced its 15% quota share agreement that expired on November 30, 2017 and its 5% quota share agreement that was set to renew on December 1, 2017 with a new quota share reinsurance agreement (the “quota share agreement”) with private reinsurers. The quota share agreement has a term of 12 months and a cession rate of 20% for all subject business. The quota share agreement provides coverage for all catastrophe perils and attritional losses. For all catastrophe perils, the quota share agreement provides ground-up protection effectively reducing UPC Insurance’s retention for catastrophe losses. Quota share reinsurers’ participation in paying attritional losses is subject to an attritional loss ratio cap.

Effective January 1, 2018, UPC Insurance, through its wholly owned insurance subsidiaries American Coastal Insurance Company, United Property and Casualty Insurance Company, Family Security Insurance Company, and Interboro Insurance Company, renewed the Aggregate Excess of Loss Treaty (the “aggregate excess of loss agreement”) with a private reinsurer. The treaty provides coverage for all catastrophe perils other than hurricanes, tropical storms, tropical depressions and earthquakes. Under this agreement, UPC will retain, in the aggregate, 100% of those losses up to 4.75% of the covered companies’ gross earned premium. The reinsurer will then be liable for all losses excess of 4.75% of the covered companies’ gross earned premium in the aggregate not to exceed $20 million over the term of the treaty. Recoveries under this treaty will be calculated quarterly based on the cumulative gross earned premium.

This Item 8.01 may contain forward-looking statements about our reinsurance program and related attachment point, total coverage and costs.  These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections.  These forward-looking statements can generally be identified as such because the context of the statement includes words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on our reinsurers' capacity to pay claims and related adjustment provisions in our agreements with the private reinsurers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: January 5, 2018